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                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            Scientific-Atlanta, Inc.
             (Exact name of Registrant as Specified in Its Charter)

               Georgia                                   58-0612397
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

5030 Sugarloaf Parkway, Lawrenceville Georgia            30044-2689
  (Address of Principal Executive Offices)               (Zip Code)

           Deferred Compensation Plan for Non-Employee Directors of
                           Scientific-Atlanta, Inc.
                           (Full Title of the Plan)

                               James F. McDonald
                     President and Chief Executive Officer
                            Scientific-Atlanta, Inc.
                             5030 Sugarloaf Parkway
                       Lawrenceville, Georgia  30044-2689
                    (Name and Address of Agent For Service)
                                 (770) 903-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                Please address a copy of all communications to:
                          William E. Eason, Jr., Esq.
         Senior Vice President, General Counsel and Corporate Secretary
                            Scientific-Atlanta, Inc.
                             5030 Sugarloaf Parkway
                       Lawrenceville, Georgia  30044-2689
                                 (770) 903-5000

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                 Amount               Proposed                Proposed             Amount Of
                                                 To Be            Maximum Offering       Maximum Aggregate       Registration
Title of Securities To Be Registered         Registered (1)     Price Per Share (2)        Offering Price             Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.50 per share,
 together with associated preferred
 stock purchase rights (3)...............    750,000 shares          $58.53125             $43,898,438             $11,590
================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the Deferred Compensation Plan for Non-Employee Directors of Scientific-Atlanta, Inc.
(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the per share high and low sale prices ($60.9375 and $56.125, respectively) of the common stock of the registrant on the New York Stock Exchange Composite on November 13, 2000.
(3) The securities also include preferred stock purchase rights associated with the common stock. These preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate a separate filing.
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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information of Documents by Reference.

The following documents are incorporated herein by reference:

     (a) Scientific-Atlanta's Annual Report on Form 10-K for the year ended June 30, 2000;

     (b) Scientific-Atlanta's Quarterly Report on Form 10-Q for the quarter ended September 29, 2000;

     (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Scientific-Atlanta's annual report referred to in (a) above; and

     (d) The description of Scientific-Atlanta's common stock, par value $0.50 per share, which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, and the description of the rights to purchase preferred stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

All documents subsequently filed with the Securities and Exchange Commission by Scientific-Atlanta pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

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Item 6.  Indemnification of Directors and Officers.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-laws of Scientific-Atlanta provide for indemnification of its officers and directors to the full extent authorized by such sections.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit Number  Description of Exhibit
--------------  ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1            Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2            Consent of Arthur Andersen LLP.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

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registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 8th day of November, 2000.

                                SCIENTIFIC-ATLANTA, INC.



                                By: /s/ James F. McDonald
                                    ---------------------
                                    Name:  James F. McDonald
                                    Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above indicated.

Name                      Title
----                      -----



/s/ James F. McDonald     President and Chief Executive Officer, and Director
-----------------------   (Principal Executive Officer)
James F. McDonald



/s/ Wallace G. Haislip    Senior Vice President, Chief Financial Officer
-----------------------   and Treasurer (Principal Financial Officer)
Wallace G. Haislip



/s/ Julian W. Eidson      Vice President and Controller
-----------------------   (Principal Accounting Officer)
Julian W. Eidson


/s/ James V. Napier       Chairman of the Board
-----------------------
James V. Napier



/s/ Marion H. Antonini    Director
-----------------------
Marion H. Antonini

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/s/ David W. Dorman        Director
-----------------------
David. W. Dorman



/s/ William E. Kassling    Director
-----------------------
William E. Kassling



/s/ Mylle Bell Mangum      Director
-----------------------
Mylle Bell Mangum



/s/ David J. McLaughlin    Director
-----------------------
David J. McLaughlin



/s/ Sam Nunn               Director
-----------------------
Sam Nunn

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                                 EXHIBIT INDEX


Exhibit Number  Description of Exhibit
--------------  ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1            Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2            Consent of Arthur Andersen LLP.